Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-118486, 333-121830 and 333-121923) of Domino’s Pizza, Inc. of our report dated February 26, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/     PricewaterhouseCoopers LLP

Detroit, Michigan
February 26, 2008